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                                                                   EXHIBIT 23(j)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus of Columbia High Yield Fund, Variable Series (formerly Columbia High Yield Fund II); Columbia Real Estate Fund, Variable Series (formerly Real Estate Equity Fund II); and Liberty Equity Fund, Variable Series (formerly Equity Fund) and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated February 7, 2003 with respect to the financial statements and financial highlights of Columbia High Yield Fund II, Real Estate Equity Fund II, and Equity Fund (three of the portfolios comprising The Galaxy VIP Fund) included in the Galaxy VIP Fund Annual Report dated December 31, 2002, in this Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A (No. 33-59216) of the Liberty Variable Investment Trust.




                                                   /S/ ERNST & YOUNG LLP



Boston, Massachusetts
April 9, 2003